CUSIP No. 460981301	13D

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Intersections Inc.

Dated: November 13, 2018		GENERAL CATALYST GROUP IX, L.P.

By: GENERAL CATALYST PARTNERS IX, L.P. its General Partner

BY: GENERAL CATALYST GP IX, LLC its General Partner

	By:	/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

Dated: November 13, 2018		GC ENTREPRENEURS FUND IX, L.P.

By: GENERAL CATALYST PARTNERS IX, L.P. its General Partner

BY: GENERAL CATALYST GP IX, LLC its General Partner

	By:	/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

Dated: November 13, 2018		GENERAL CATALYST PARTNERS IX, L.P.

By: GENERAL CATALYST GP IX, LLC its General Partner

	By:	/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

Dated: November 13, 2018		GENERAL CATALYST GP IX, LLC

By: GENERAL CATALYST GROUP MANAGEMENT, LLC its Manager

	By:	/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

CUSIP No. 460981301	13D

Dated: November 13, 2018		GENERAL CATALYST GROUP MANAGEMENT, LLC

	By:	*
Name: Joel E. Cutler
Title: Managing Director

	By:	*
Name: David P. Fialkow
Title: Managing Director

	By:	*
Name: Hemant Taneja
Title: Managing Director

Dated: November 13, 2018		*
Name: Kenneth I. Chenault

Dated: November 13, 2018		*
Name: Joel E. Cutler

Dated: November 13, 2018		*
Name: David P. Fialkow

Dated: November 13, 2018		*
Name: Hemant Taneja

	*By:	/s/ Christopher McCain

Name: Christopher McCain
As attorney-in-fact